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                             NEWS FROM PEPSICO, INC.

      Purchase, New York     Telephone 914-253-2725     www.pepsico.com

Contact:    Richard M. Detwiler, Jr.
            Vice President, Public Relations
            or
            Mark Dollins at The Quaker Oats Company
            312-222-7399

PEPSICO TO ACQUIRE THE QUAKER OATS COMPANY

ACQUISITION CREATES BIG GROWTH OPPORTUNITIES AND
SYNERGIES ACROSS SNACK AND BEVERAGE PORTFOLIO;
COMBINATION ALSO TO ACCELERATE LEADERSHIP CHANGES

PURCHASE, NY and CHICAGO, IL, Dec. 4 -- PepsiCo, Inc. and The Quaker Oats Company said today they have reached an agreement for PepsiCo to acquire Quaker in a tax-free transaction which features PepsiCo exchanging 2.3 shares of its stock for each share of Quaker, up to a maximum value of $105 for each Quaker share. There is no guaranteed price protection or "collar." However, if the value to Quaker shareholders falls below $92 per share, there is a provision for Quaker to exit the deal without penalty.

The addition of Quaker is expected to be accretive to PepsiCo's earnings per share in the first full year and thereafter. The acquisition will immediately improve PepsiCo's return on invested capital by 200 basis points. The addition of Quaker will also enhance PepsiCo's ongoing sales and profit growth rates. The transaction will be accounted for as a pooling of interests and is expected to close in the first half of next year, subject to approval by PepsiCo and Quaker shareholders and expiration of the Hart-Scott-Rodino Antitrust waiting period and other customary approvals. PepsiCo also said the stock transaction would require the issuance of approximately 315 million new shares to Quaker shareholders.

"This will be a truly outstanding combination," said Roger A. Enrico, PepsiCo Chairman and Chief Executive Officer. "Bringing together Quaker and PepsiCo creates a wealth of exciting growth opportunities as well as important cost and selling synergies. It is also very consistent with our sharp focus on convenient food and beverages."

Quaker Chairman Robert S. Morrison said, "Over the last three years, The Quaker Oats Company has outpaced the growth of the U.S. food and beverage industry. It's a testament to our strong brands, talented people and operating effectiveness. Combining with the world-renowned PepsiCo organization will unleash the tremendous global growth potential of the Gatorade brand and leverage the strengths of our foods business."

Roger Enrico also announced today that the PepsiCo board has accepted his recommendation to make several management changes when the transaction closes.

"As this deal got closer to becoming a reality, our focus shifted to implementation and that's all about leadership, which is another great asset that PepsiCo and Quaker share," Enrico said. "Bob Morrison and the entire Quaker management team have done an outstanding job and we are looking forward to welcoming them to PepsiCo."

"Thinking about Bob's role led me to reconsider my role and that of Steve Reinemund, our President and Chief Operating Officer, who we'd already decided would succeed me as CEO and Chairman," Enrico continued. "It became clear that Bob and I should share the same priorities -- working closely with Steve to ensure that PepsiCo stays on the steady course we've engineered over the last four years, and that the Quaker integration is quickly accretive from the top line to the bottom line and from a cash flow and people standpoint."

"That led me to recommend several important moves to the Board, which they intend to make when the deal is completed. Bob Morrison and I will become Vice Chairmen, and Steve Reinemund will become Chairman and CEO. In addition, PepsiCo's Chief Financial Officer, Indra Nooyi, will become President at that time, while retaining her Chief Financial Officer responsibilities."

"My commitment to PepsiCo is exactly the same and my timing has not changed," said Enrico. "Steve and I will continue working together closely as we have been this past year, sharing responsibilities for leading and running the company. Bob will join us in that partnership and we both look forward to working with him." Morrison, who will be nominated for election to the Board, will continue to serve as Chairman, President and CEO of Quaker when it becomes part of PepsiCo. Quaker will continue to be operated out of Chicago with Morrison's current leadership team.

In her new role as President and CEO, Nooyi will also be nominated for election to the Board. She will be responsible for corporate staff functions, including legal, human resources and corporate communications, in addition to her current CFO duties overseeing finance, strategic planning, mergers and acquisitions, information technology, advanced technologies and procurement. "Indra's contributions to PepsiCo have been enormous and she will make a great President," said Enrico. "She is a terrific addition to our world-class board and her perspective will be invaluable."

The acquisition of Quaker provides PepsiCo with several key strategic and economic benefits:

o Quakers powerful Gatorade brand, the world's number one sports drink, will make PepsiCo the clear leader in non-carbonated beverages, the fastest growing sector of the beverage industry. Additionally, leveraging the much larger scale of Gatorade's vast warehouse distribution system will enable PepsiCo's Tropicana juice unit to gain the scale it needs to make its ambient juice brands stronger and more profitable.

o Quaker's rapidly expanding snack business -- including granola bars, rice snacks and fruit and oatmeal bars -- is highly complementary to PepsiCo's Frito-Lay unit, the world leader in salty snacks. The Quaker brand will extend PepsiCo's reach into morning on-the-go meal occasions, snacks aimed at kids and grain-based snacks. Distributing Quaker's snacks through Frito-Lay's vast distribution system will create very substantial growth opportunities both in the U.S. and internationally.

o Quaker's highly profitable non-snack food business (with leading brands like Quaker Oatmeal, Life and Cap'n Crunch cereals, Rice a Roni and Aunt Jemima syrup) generates hundreds of millions of dollars in cash, and through increased innovation and efficiencies can continue to provide steady profit growth and substantial free cash flow.

Combining PepsiCo and Quaker will create a company with an exceptionally strong position in the rapidly growing market for convenient foods and beverages. The combined company, which will retain the PepsiCo name, will have pro forma revenues of $25 billion. Its expected market capitalization of more than $80 billion will place it among the world's five largest consumer products companies.

Merrill Lynch served as advisor to PepsiCo, Inc. and Goldman Sachs served as lead advisor to Quaker Oats. JP Morgan also served as an advisor to Quaker Oats.

PepsiCo will hold a presentation for investors regarding the transaction that will be available via webcast and telephone at 9:00 a.m. (Eastern Standard Time) today. Investors interested in accessing the webcast may do so through PepsiCo's website (www.PepsiCo.com) or directly at www.vcall.com/NASApp/Vcall/EventPage?ID=57020. Investors interested in listening to the presentation by telephone should call 1-800-946-0719, the reservation number required for the call is 496950. The presentation will be repeated for those interested in listening later.

Safe Harbor Statement

This release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectation and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial operating results and benefits of the pending merger between PepsiCo, Inc. and The Quaker Oats Company. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain shareholder or regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of PepsiCo, Inc. and The Quaker Oats Company; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends: and the general economic environment. Neither PepsiCo, Inc. nor The Quaker Oats Company is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

We urge investors to read the Proxy Statement/Prospectus and any other relevant documents that PepsiCo, Inc. and The Quaker Oats Company have filed and will file with the Securities and Exchange Commission because they contain important information.

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